UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 30, 2021

Date of report (Date of earliest event reported)

Grayscale Digital Large Cap Fund LLC

(Exact name of registrant as specified in its charter)

Cayman Islands	000-56284	98-1406784
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

290 Harbor Drive, 4th Floor

Stamford, Connecticut 06902

(Address of Principal Executive Offices) (Zip Code)

(212) 668-1427

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

          Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 30, 2021, Grayscale Investments, LLC, the manager of Grayscale Digital Large Cap Fund LLC (the "Fund") entered into Amendment No. 2 (the "Amendment") to the Second Amended and Restated Limited Liability Company Agreement of the Fund, as amended (the “LLC Agreement”). The Amendment clarifies that Section 6.4 (Derivative Actions) of the LLC Agreement shall not apply to any derivative claims brought under the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

The foregoing description is a summary, does not purport to be a complete description of the Amendment, and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.3 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description

4.3	Amendment No. 2 to the Second Amended and Restated Limited Liability Company Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2021

Grayscale Investments, LLC as Manager of Grayscale Digital Large Cap Fund LLC*

By:	/s/ Michael Sonnenshein
Michael Sonnenshein Chief Executive Officer

*

As the Registrant is a fund, this report is being filed on behalf of the Registrant by Grayscale Investments, LLC, only in its capacity as the manager of the Registrant. The identified person signing this report is signing in his capacity as an authorized officer of Grayscale Investments, LLC.